UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of Earliest Event Reported): April 21, 2016 (April 19, 2016)

ESSENT GROUP LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36157	Not Applicable
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House 2 Church Street Hamilton HM11, Bermuda
(Address of Principal Executive Offices and Zip Code)

(441) 297‑9901
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 19, 2016, Essent Group Ltd. (“Essent”), Essent Irish Intermediate Holdings Limited and Essent US Holdings, Inc. (together, the “Borrowers”) entered into a secured revolving credit facility with a committed capacity of $200 million (the “Credit Agreement”), among the lenders party thereto (the “Lenders”) and JP Morgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”). The Credit Agreement is comprised of a three-year $200 million facility and a $25 million uncommitted line that may be exercised at the Borrowers’ option so long as the Borrowers receive commitments from lenders. The credit facility terminates on April 19, 2019. Capitalized terms but not defined in this summary will have the respective meanings set forth in the Credit Agreement.

Borrowings under the Credit Agreement will bear interest at a floating rate equal to, at the Borrowers’ option, the ABR or the Eurodollar Rate plus an applicable margin. ABR is the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus one-half percent and (c) the Eurodollar Rate on such day for U.S. dollar deposits with a maturity of one month plus 1.0%, and in any event subject to a floor of 0%. The Eurodollar Rate is a rate per annum equal to the London interbank offered rate, or LIBOR, as administered by the ICE Benchmark Administration for U.S. dollar deposits with a maturity comparable to the relevant interest period subject to a floor of 0%. The applicable margin to loans based on the ABR ranges from 0.5% to 2.0% and based on the Eurodollar Rate ranges from 1.50% to 3.00% per annum, based in each case on the senior unsecured debt rating or long-term issuer rating of Essent, or if it does not have a rating, the insurer financial strength rating of Essent Guaranty, Inc. (“Essent Guaranty”).

The Borrowers are required under the Credit Agreement to also pay a quarterly commitment fee at a per annum rate ranging from 0.20% to 0.50% on the average daily amount of the unused revolving commitments of the Lenders, based on the senior unsecured debt rating or long-term issuer rating of Essent, or if it does not have a rating, the insurer financial strength rating of Essent Guaranty, and an annual administrative fee to the Administrative Agent.

The Credit Agreement contains customary affirmative and negative covenants. In addition, the Credit Agreement contains the following financial covenants: (1) the Consolidated Net Worth of Essent may not be less than the sum of (without duplication) (i) 75% of its Consolidated Net Worth as of December 31, 2015, (ii) 50% of the cumulative Consolidated Net Income of Essent and its subsidiaries for each fiscal quarter (beginning with the fiscal quarter ending March 31, 2016) for which consolidated net income is positive, and (iii) 50% of any increase in the Consolidated Net Worth of Essent after December 31, 2015 resulting from the issuance of equity by or capital contributions to Essent or any of its subsidiaries; (2) the Statutory Surplus of Essent Guaranty may not be less than 75% of its Statutory Surplus on December 31, 2015; (3) the Total Shareholders' Equity of Essent Re may not be less than 75% of its Total Shareholders’ Equity on December 31, 2015; (4) Essent’s Debt-to-Total Capitalization Ratio may not exceed 0.25 to 1.00 (or 0.30 to 1.00 at any time Essent maintains an investment grade ratings of at least BBB- from S&P and at least Baa3 from Moody’s); (5) if Essent does not have an investment grade rating, the Borrowers must in the aggregate have Liquidity of $25 million or more; and (6) if Essent does not have an investment grade rating, Essent Guaranty must maintain compliance with all applicable financial requirements of the Private Mortgage Insurer Eligibility Requirements published by the Federal National Mortgage Association (Fannie Mae) and the Federal Home Loan Mortgage Corporation (Freddie Mac). The Credit Agreement also contains customary events of default including failure to pay any principal or interest when due, failure to comply with covenants, any representation made by the Borrowers proving to be materially incorrect, defaults relating to other material indebtedness, certain insolvency and receivership events affecting the Borrowers or certain of their subsidiaries, judgments in excess of $35 million in the aggregate being rendered against the Borrowers or their subsidiaries and not discharged or stayed on a timely basis, and the incurrence of certain ERISA liabilities and a change of control of Essent.

The obligations of the Borrowers under the Credit Agreement are secured by substantially all the assets of the Borrowers, subject to certain exceptions, under a Guarantee and Collateral Agreement, Irish Debenture, Irish Share Charge and Bermuda Debenture. Under the Credit Agreement, each Borrower is jointly and severally liable for the obligations of the other Borrowers under the Credit Agreement.

Following the occurrence of an Event of Default under the Credit Agreement, the Administrative Agent may, and at the direction of the requisite number of Lenders will, terminate the Lenders’ commitments to make loans under the

Credit Agreement, declare the obligations under the Credit Agreement immediately due and payable and enforce any and all rights of the Lenders or Administrative Agent under the Credit Agreement and related documents. For certain Events of Default related to insolvency and receivership, the commitments of the Lenders are automatically terminated and all outstanding obligations become immediately due and payable.

Certain of the lenders party to the Credit Agreement and their respective affiliates have, from time to time, performed various investment or commercial banking and financial advisory services for the Borrowers and their affiliates in the ordinary course of business. Such lenders and other parties have received, and may in the future receive, customary compensation from Essent and its subsidiaries for such services.

A copy of the Credit Agreement is filed as Exhibit 10.1 to this report and is incorporated into this Item 1.01 as if fully set forth herein.

Additionally, a copy of the Press Release issued April 21, 2016, concerning the Credit Agreement, is furnished as Exhibit 99.1 to this report. Such Press Release shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability under that section, and shall not be incorporated by reference into any registration statement or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K concerning the Credit Agreement is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1
Credit Agreement, dated as of April 19, 2016, by and among Essent Group Ltd., Essent Irish Intermediate Holdings Limited, and Essent US Holdings, Inc., as borrowers, the several banks and other financial institutions or entities from time to time parties to this agreement, as lenders, and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press Release issued April 21, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2016
ESSENT GROUP LTD.

By:	/s/ Lawrence E. McAlee
Name: Lawrence E. McAlee
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1
Credit Agreement, dated as of April 19, 2016, by and among Essent Group Ltd., Essent Irish Intermediate Holdings Limited, and Essent US Holdings, Inc., as borrowers, the several banks and other financial institutions or entities from time to time parties to this agreement, as lenders, and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press Release issued April 21, 2016